UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __ )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

THE DIXIE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE DIXIE GROUP, INC.
345-B Nowlin Lane
Chattanooga, Tennessee 37421
(423) 510-7000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Dixie Group, Inc.:

The Annual Meeting of Shareholders of The Dixie Group, Inc. will be held at the Company’s office located at 365 South Industrial Boulevard, Calhoun, Georgia 30701, on May 1, 2003 at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.        To set the number of directors at six and to elect six individuals to the Board of Directors for a term of one year each;

2.        To amend the Company’s Charter to broaden the business purposes of the Company to the maximum extent permitted by law and to delete references to certain discontinued lines of business; and

3.        Such other business as may properly come before the Annual Meeting of Shareholders, or any adjournment thereof.

Only shareholders of record of the Common Stock and Class B Common Stock at the close of business on March 7, 2003, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

By Order of the Board of Directors

Daniel K. Frierson Chairman of the Board

Chattanooga, Tennessee
Dated: March 28, 2003

PLEASE READ THE ATTACHED MATERIAL CAREFULLY AND COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK AND CLASS B COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

THE DIXIE GROUP, INC.
345-B Nowlin Lane
Chattanooga, Tennessee 37421
(423) 510-7000

ANNUAL MEETING OF SHAREHOLDERS
May 1, 2003

PROXY STATEMENT

INTRODUCTION

The enclosed Proxy is solicited on behalf of the Board of Directors of the Company for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy will be mailed on or about March 28, 2003, to shareholders of record of the Company’s Common Stock and Class B Common Stock as of the close of business on March 7, 2003.

At the Annual Meeting, holders of the Company’s Common Stock, $3.00 par value per share (“Common Stock”), and Class B Common Stock, $3.00 par value per share (“Class B Common Stock”), will be asked to: (i) elect six individuals to the Board of Directors for a term of one year each, (ii) amend the Company’s Charter to broaden the business purposes of the Company to the maximum extent permitted by law and delete references to certain discontinued lines of business and (iii) transact any other business that may properly come before the meeting.

The Board of Directors recommends that the Company’s shareholders vote FOR setting the number of directors at six (6) and electing the six (6) nominees for director and FOR the amendment of the Company’s Charter.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

The Board has fixed the close of business on March 7, 2003, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote, and each outstanding share of Class B Common Stock is entitled to 20 votes, exercisable in person or by properly executed Proxy, on each matter brought before the Annual Meeting. Cumulative voting is not permitted. As of March 7, 2003, 10,972,982 shares of Common Stock, representing 10,972,982 votes, were held of record by approximately 2,800 shareholders (including an estimated 2,000 shareholders whose shares are held in nominee names, but excluding 2,529 participants in the Company’s 401(k) Plan who may direct the voting of shares allocated to their accounts), and 795,970 shares of Class B Common Stock, representing 15,919,400 votes, were held by 15 individual shareholders, together representing an aggregate of 26,892,382 votes.

Shares represented at the Annual Meeting by properly executed Proxy will be voted in accordance with the instructions indicated therein unless such Proxy has previously been revoked. If no instructions are indicated, such shares will be voted FOR setting the number of directors at six (6) and electing the six nominees for director as set forth in this Proxy Statement. Similarly, if no instructions are indicated, such shares will be voted FOR amending the Charter as set forth in this Proxy Statement.

Any Proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, by submitting a later-dated, properly executed Proxy, or by revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to The Dixie Group, Inc., P.O. Box 25107, Chattanooga, Tennessee 37422-5107, Attention: Starr T. Klein, Secretary.

The persons designated as proxies were selected by the Board of Directors and are Daniel K. Frierson, J. Don Brock and John W. Murrey, III. The cost of solicitation of Proxies will be borne by the Company.

The presence, in person or by Proxy, of the holders of a majority of the aggregate outstanding vote of Common Stock and Class B Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a plurality of the total votes cast that are represented in person or by Proxy at the Annual Meeting is required to elect the Board of Directors’ nominees. The affirmative vote of a majority of the total votes cast that are represented in person or by Proxy at the Annual Meeting is required to amend the Company’s Charter.

The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, Proxies representing shares of Common Stock and Class B Common Stock will be voted in accordance with the best judgment of the proxyholders. Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered affirmative votes and thus will have no effect upon the election of directors by a plurality vote, but would have the same effect as negative votes with respect to the amendment of the Charter.

A copy of the Company’s Annual Report for the year ended December 28, 2002, is enclosed herewith.

PRINCIPAL SHAREHOLDERS

Shareholders of record at the close of business on March 7, 2003, the Record Date, will be entitled to vote at the Annual Meeting. Messrs. Daniel K. Frierson, T. Cartter Frierson, and Paul K. Frierson collectively have the power to direct 16,674,388 votes (790,748 shares of Common Stock and 794,182 shares of Class B Common Stock), representing 62.0% of the total votes eligible to be cast at the Company’s Annual Meeting.

The following table presents information regarding ownership of the Company’s equity securities by beneficial owners of more than 5% of the Common Stock or Class B Common Stock. The table also presents beneficial ownership information for the executive officers named in the Summary Compensation Table, the nominees for director, and all directors and executive officers as a group as of March 7, 2003.

Name and Address Of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(2)		% of Class (1)

Daniel K. Frierson 111 East and West Road Lookout Mountain, TN 37350	Common Stock Class B Common Stock	445,083 722,182	(3)(4) (5)	3.95% 90.73%

Paul K. Frierson 141 Brow Lake Road Lookout Mountain, GA 30750	Common Stock Class B Common Stock	200,069 376,512	(4)(6) (7)	1.81% 47.30%

T. Cartter Frierson 1103 Tinker Bell Lane Lookout Mountain, GA 30750	Common Stock Class B Common Stock	200,462 226,121	(4)(8) (9)	1.83% 28.41%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	Common Stock Class B Common Stock	751,448 —	(10)	6.85% —

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	Common Stock Class B Common Stock	737,777 —	(11)	6.72% —

Additional Directors And Executive Officers:

Philip H. Barlow	Common Stock Class B Common Stock	141,316 —	(12)	1.28% —

J. Don Brock	Common Stock Class B Common Stock	32,166 —	(13)(14)	* —

Lovic A. Brooks, Jr.	Common Stock Class B Common Stock	32,166 —	(13)(15)	* —

Kenneth L. Dempsey	Common Stock Class B Common Stock	98,206 —	(16)	* —

Gary A. Harmon	Common Stock Class B Common Stock	95,418 —	(17)	* —

John W. Murrey, III	Common Stock Class B Common Stock	19,366 —	(13)(18)	* —

Royce R. Renfroe	Common Stock Class B Common Stock	111,116 —	(19)	* —

Peter L. Smith	Common Stock Class B Common Stock	27,351 —	(13)(20)	* —

Robert J. Sudderth, Jr.	Common Stock Class B Common Stock	18,166 —	(13)(21)	* —

All Directors and Executive Officers as a Group (16 Persons)	Common Stock Class B Common Stock	1,360,624 794,182	(22) (23)	11.43% 99.78%

      *  Percentage of shares beneficially owned does not exceed 1% of the Class.

(1)       Under the rules of the Securities and Exchange Commission and for the purposes of the disclosures in this table, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. The Class B Common Stock is convertible on a share-for-share basis into shares of Common Stock; however, information presented in this table as to the number of shares of Common Stock beneficially owned and the percent of class does not give effect to the possible conversion of shares of Class B Common Stock into shares of Common Stock.

(2)       Does not include 1,795,684 shares of Common Stock owned by The Dixie Group, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) for which Daniel K. Frierson, Paul K. Frierson, Lovic A. Brooks, Jr., and Robert J. Sudderth, Jr. are fiduciaries and for which T. Rowe Price Trust Company serves as Trustee. Participants in the 401(k) Plan may direct the voting of all shares of Common Stock held in their accounts, and the Trustee must vote all shares of Common Stock held in the 401(k) Plan in the ratio reflected by such direction.

(3)       Includes: (i) 2,526 shares of Common Stock as to which Mr. Frierson has sole investment and sole voting power; (ii) 104,653 shares of Common Stock for which Mr. Frierson has subscribed, pursuant to the Company’s Stock Ownership Plan; (iii) 119,146 shares of Common Stock owned by the wife and children of Daniel K. Frierson and as to which he may be deemed to share voting and/or investment power; (iv) 10,072 shares of Common Stock held by Mr. Frierson and his wife, Joan H. Frierson, as co-trustees of irrevocable trusts for the benefit of Mr. Frierson’s grandchildren; (v) options, which are exercisable within 60 days of the Record Date, to purchase 178,021 shares of Common Stock; and (vi) 3,232 shares of Common Stock allocated to Mr. Frierson’s account in the 401(k) Plan.

(4)       Includes: (i) 27,430 shares of Common Stock held by Daniel K. Frierson, Paul K. Frierson, and T. Cartter Frierson, as co-trustees of charitable remainder trusts formed by Rowena K. Frierson, and (ii) 3 shares of Common Stock held by the Estate of Rowena K. Frierson, of which Daniel K. Frierson, Paul K. Frierson, and T. Cartter Frierson are co-executors.

(5)       Includes: (i) 105,072 shares of Class B Common Stock owned by Mr. Frierson’s wife and children as to which he may be deemed to share investment and/or voting power, and (ii) 617,110 shares of Class B Common Stock held pursuant to a shareholder agreement under which he has been granted a proxy, which expires October 2005, to vote such shares (the “Shareholder Agreement”). The proxy is terminable under certain limited circumstances prescribed in the Shareholder Agreement. The Shareholder Agreement is among the Estate of J. Burton Frierson, the Estate of Rowena K. Frierson (the wife of J. Burton Frierson), and the five sons of J. Burton and Rowena K. Frierson (Daniel K. Frierson; Paul K. Frierson; T. Cartter Frierson; James W. Frierson; and J. Burton Frierson, III). The 617,110 shares of Class B Common Stock subject to the Shareholder Agreement include: (a) 296,920 shares of Class B Common Stock owned directly by Daniel K. Frierson; 94,069 shares of Class B Common Stock owned directly by Paul K. Frierson; and 15,678 shares of Class B Common Stock owned directly by T. Cartter Frierson; (b) 40,000 shares of Class B Common Stock held by Paul K. Frierson, T. Cartter Frierson, and Daniel K. Frierson as co-trustees of the Frierson Family Trusts; (c) 45,304 shares of Class B Common Stock held by Paul K. Frierson, T. Cartter Frierson, and Daniel K. Frierson as co-trustees of the Special Purpose Trust of J. Burton Frierson; and (d) 125,139 shares of Class B Common Stock held by the Estate of Rowena K. Frierson, of which Mr. Frierson, Paul K. Frierson, and T. Cartter Frierson are co-executors.

(6)       Includes: (i) 48,453 shares of Common Stock as to which Mr. Frierson holds sole investment and sole voting power; (ii) 43,357 shares of Common Stock for which Mr. Frierson has subscribed pursuant to the Company’s Stock Ownership Plan; (iii) 6,080 shares of Common Stock owned by his wife and as to which he may be deemed to share investment and voting power; (iv) 39,402 shares of Common Stock owned by his children and as to which he shares voting power; (v) options, which are exercisable within 60 days of the Record Date, to purchase 33,734 shares of Common Stock owned directly by Mr. Frierson; and (vi) 1,610 shares of Common Stock allocated to Mr. Frierson’s account in the 401(k) Plan.

(7)       Includes: (i) 94,069 shares of Class B Common Stock owned directly by Mr. Frierson; (ii) 40,000 shares of Class B Common Stock held by Paul K. Frierson, T. Cartter Frierson, and Daniel K. Frierson as co-trustees of the Frierson Family Trusts; (iii) 45,304 shares of Class B Common Stock held by Paul K. Frierson, T. Cartter Frierson, and Daniel K. Frierson as co-trustees of the Special Purpose Trust of J. Burton Frierson; and (iv) 125,139 shares of Class B Common Stock held by the Estate of Rowena K. Frierson, of which Mr. Frierson, Paul K. Frierson, and T. Cartter Frierson are co-executors, all held subject to the Shareholder Agreement described in Note 5. Also includes 72,000 shares of Class B Common Stock owned by his children and as to which he may be deemed to share voting power.

(8)       Includes: (i) 147,802 shares of Common Stock as to which Mr. Frierson holds sole investment and sole voting power, and (ii) 29,227 shares of Common Stock owned by his wife and children as to which he may be deemed to share investment and/or voting power.

(9)       Includes: (i) 15,678 shares of Class B Common Stock owned directly by Mr. Frierson; (ii) 40,000 shares of Class B Common Stock held by Paul K. Frierson, T. Cartter Frierson, and Daniel K. Frierson as co-trustees of the Frierson Family Trusts; (iii) 45,304 shares of Class B Common Stock held by Paul K. Frierson, T. Cartter Frierson, and Daniel K. Frierson as co-trustees of the Special Purpose Trust of J. Burton Frierson; and (iv) 125,139 shares of Class B Common Stock held by the Estate of Rowena K. Frierson, of which Mr. Frierson, Paul K. Frierson, and T. Cartter Frierson are co-executors. All such shares of Class B Common Stock are held subject to the Shareholder Agreement described in Note 5.

(10)     Dimensional Fund Advisors, Inc. has reported beneficial ownership of 751,488 shares of Common Stock, for which it has sole voting and sole investment power. The reported information is based upon the Schedule 13G/A filed by Dimensional Fund Advisors, Inc. with the Securities and Exchange Commission in February 12, 2003.

(11)     Royce & Associates, LLC has reported beneficial ownership of 737,737 shares of Common Stock, for which it has sole voting and sole investment power. The reported information is based upon the Schedule 13G filed by Royce & Associates, LLC with the Securities and Exchange Commission on February 4, 2003.

(12)     Includes: (i) 51,009 shares of Common Stock owned directly by Mr. Barlow; (ii) 42,816 shares of Common Stock for which Mr. Barlow has subscribed, pursuant to the Company’s Stock Ownership Plan; (iii) options to acquire 43,529 shares of Common Stock which are immediately exercisable or exercisable within 60 days of the Record Date; and (iv) 3,962 shares of Common Stock allocated to Mr. Barlow’s account in the 401(k) Plan.

(13)     Includes an option to acquire 7,500 shares of Common Stock, which is immediately exercisable, issued to all non-employee directors.

(14)     Includes: (i) 15,000 shares owned directly by Dr. Brock; and (ii) 9,666 shares held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors.

(15)     Includes (i) 15,000 shares owned directly by Mr. Brooks; and (ii) 9,666 shares held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors.

(16)     Includes: (i) 800 shares held directly by Mr. Dempsey; (ii) options to acquire 38,438 shares of Common Stock which are immediately exercisable or exercisable within 60 days of the Record Date; (iii) 55,436 shares of Common Stock for which Mr. Dempsey has subscribed but has not yet purchased, pursuant to the Company’s Stock Ownership Plan; and (iv) 3,532 shares of Common Stock allocated to Mr. Dempsey’s account in the 401(k) Plan.

(17)     Includes (i) 10,076 shares owned directly by Mr. Harmon; (ii) 31,336 shares held pursuant to options which are exercisable within 60 days of the Record Date; (iii) 51,204 shares of Common Stock for which Mr. Harmon has subscribed but has not yet purchased, pursuant to the Company’s Stock Ownership Plan and the Company’s Core Leadership Team Stock Subscription Plan; and (iv) 2,802 shares of Common Stock allocated to Mr. Harmon’s account in the 401(k) Plan.

(18)     Includes (i) 1,700 shares owned directly by Mr. Murrey; (ii) 500 shares owned by his wife and as to which he may be deemed to share investment and voting power; and (iii) 9,666 shares held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors.

(19)     Includes: (i) 103,225 shares of Common Stock for which Mr. Renfroe has subscribed but has not yet purchased, pursuant to the Company’s Core Leadership Team Stock Subscription Plan; (ii) options to acquire 7,500 shares of Common Stock which are immediately exercisable or exercisable within 60 days of the Record Date; and (iii) 391 shares of Common Stock allocated to Mr. Renfroe’s account in the 401(k) Plan.

(20)     Includes: (i) 10,145 shares owned directly by Mr. Smith; (ii) 40 shares held indirectly by relatives, as to which Mr. Smith disclaims beneficial ownership; and (iii) 9,666 shares held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors.

(21)     Includes: (i) 1,000 shares owned directly by Mr. Sudderth; and (ii) 9,666 shares held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors.

(22)     Includes: (i) 200,456 shares held directly by individuals in this group; (ii) options, which are either immediately exercisable or exercisable within 60 days of the Record Date, to acquire 443,814 shares of Common Stock; (iii) 443,598 shares for which individuals in this group have subscribed pursuant to the Company’s Stock Ownership Plan or the Company’s Core Leadership Team Stock Subscription Plan; (iv) 48,330 shares held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; and (v) 202,173 shares of Common Stock held by immediate family members of certain individuals comprising this group; (vi) 22,253 shares of Common Stock allocated to accounts in the 401(k) Plan.

(23)     Includes: (i) 105,072 shares of Class B Common Stock owned by Daniel K. Frierson’s wife and children as to which he shares investment and voting power; (ii) 72,000 shares of Class B Common Stock owned by Paul K. Frierson’s children as to which he shares investment and voting power; and (iii) 617,110 shares of Class B Common Stock held pursuant to the Shareholder Agreement described in Note 5.

PROPOSAL 1

ELECTION OF DIRECTORS

Information About Nominees for Director

Pursuant to the Company’s Bylaws, all Directors are elected to serve a one year term, or until their successors are elected and qualified. The Board of Directors is permitted to appoint directors to fill the unexpired terms of directors who resign.

The names of the nominees for election to the Board, their ages, their principal occupation or employment (which has continued for at least the past five years unless otherwise noted), directorships held by them in other publicly-held corporations or investment companies, the dates they first became directors of the Company, and certain other relevant information with respect to such nominees are as follows:

J. Don Brock, age 64, is the Chairman of the Board, Chief Executive Officer and President of Astec Industries, Inc., a manufacturer of asphalt and paving equipment located in Chattanooga, Tennessee. Dr. Brock also serves as a director for New Enterprises Stone. He has been a director of the Company since 1997. Dr. Brock is Chairman of the Company’s Audit Committee.

Lovic A. Brooks, Jr., age 75, is Of Counsel to Constangy, Brooks & Smith, LLC, attorneys-at-law, in Atlanta, Georgia. He has been a director of the Company since 1993. Mr. Brooks is a member of the Company’s Compensation Committee, a member of the Company’s Retirement Plans Committee, and a member of the Company’s Audit Committee.

Daniel K. Frierson, age 61, is Chairman of the Board of the Company, a position he has held since 1987. He also has been Chief Executive Officer of the Company since 1980 and a director of the Company since 1973. Mr. Frierson serves as a director of Astec Industries, Inc., headquartered in Chattanooga, Tennessee, and of Printpack, Inc., headquartered in Atlanta, Georgia. Mr. Frierson is a director of Louisiana-Pacific Corporation, headquartered in Portland, Oregon. Mr. Frierson is Chairman of the Company’s Executive Committee and Chairman of the Company’s Retirement Plans Committee.

Paul K. Frierson, age 65, is Vice President of the Company and President of the Company’s Candlewick Yarns subsidiary, positions he has held since 1989. He served as Executive Vice President of Candlewick Yarns from 1984 to 1989 and has been a director of the Company since 1988. Mr. Frierson serves as a director of Bank of America/Chattanooga. Mr. Frierson is a member of the Company’s Retirement Plans Committee.

John W. Murrey, III, age 60, served as a Senior Member of the law firm of Witt, Gaither & Whitaker, P.C. in Chattanooga, Tennessee until June 30, 2001. He has been a director of the Company since 1997. Mr. Murrey serves as a director of Coca-Cola Bottling Co. Consolidated in Charlotte, North Carolina. Mr. Murrey is a member of the Company’s Executive Committee and Chairman of the Company’s Compensation Committee.

Peter L. Smith, age 61, is a Limited Managing Director of Lazard Frères & Co., LLC, investment bankers, in New York, New York. He has been a director of the Company since 1987. Mr. Smith is a member of the Company’s Audit Committee.

Daniel K. Frierson and Paul K. Frierson are brothers. Other than as set forth above, no director, nominee, or executive officer of the Company has any family relationship, not more remote than first cousin, to any other director, nominee, or executive officer.

The Board of Directors recommends that the Company’s shareholders vote FOR setting the number of directors at six (6) and electing the six (6) nominees for director.

Meetings of the Board of Directors

The Board of Directors of the Company met seven (7) times in 2002.

Committees, Attendance, and Directors’ Fees

The Company has a standing Executive Committee, Audit Committee, Retirement Plans Committee, and Compensation Committee, but no nominating committee.

Members of the Executive Committee during 2002 were Daniel K. Frierson, Chairman, John W. Murrey, III, and Robert J. Sudderth, Jr. Except as otherwise limited by law or by resolution of the Board of Directors, the Committee has and may exercise all of the powers and authority of the Board of Directors for the management of the business and affairs of the Company, which power the Committee exercises between the meetings of the full Board of Directors. The Executive Committee did not meet in 2002.

Members of the Audit Committee during 2002 were J. Don Brock, Chairman, Lovic A. Brooks, Jr., and Peter L. Smith. All of the members of the Audit Committee are “independent directors” as that term is defined by Rule 4200 of the National Association of Securities Dealers, Inc. (“NASD”). The Audit Committee evaluates audit performance, handles relations with the Company’s independent accountants, and evaluates policies and procedures relating to internal accounting functions and controls. The Committee has the authority to engage the independent accountants for the Company. The Audit Committee operates pursuant to an Audit Committee Charter adopted by the Board of Directors. The Audit Committee met five (5) times in 2002.

Members of the Retirement Plans Committee during 2002 were Daniel K. Frierson, Chairman, Lovic A. Brooks, Jr., Paul K. Frierson, and Robert J. Sudderth, Jr. The Retirement Plans Committee administers the Company’s retirement plans. The committee met four (4) times in 2002.

Members of the Compensation Committee during 2002 were John W. Murrey, III, Chairman, Lovic A. Brooks, Jr., and Robert J. Sudderth, Jr. The Compensation Committee administers the Company’s compensation plans, reviews and may establish the compensation of the Company’s officers, and makes recommendations to the Board of Directors concerning such compensation and related matters. The Compensation Committee met four (4) times in 2002.

During 2002, no director attended fewer than 75% of the total number of meetings of the Board of Directors and any Committee of the Board of Directors on which he served.

Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-Employee directors receive an annual retainer of $10,000 cash and $10,000 in value of Performance Units under the Directors Stock Plan. In addition to the annual retainer, directors who are not employees of the Company receive $500 for each Board meeting attended and $400 for each committee meeting attended.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the Securities and Exchange Commission (“SEC”) thereunder, require the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file initial reports of such ownership and monthly transaction reports covering any changes in such ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and persons owning more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based on its review of the copies of such reports received by it and written representations that no other reports were required for such persons, the Company believes that, during fiscal year 2002, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company’s Common Stock were complied with.

Certain Transactions Between the Company and Directors and Officers

The Company adopted a Stock Ownership Plan in 1996 for its most senior executive officers, to encourage such officers to own a number of shares of Common Stock with a fair market value equal to twice such participant’s base salary. All subscriptions are entered into at the prevailing market price on the relevant subscription date and are payable either in cash or through a combination of cash and/or the surrender to the Company of either (i) shares of Common Stock already owned by the participant, or (ii) a portion of the shares of Common Stock otherwise covered by the subscription.

As of March 7, 2003, officers listed in the Summary Compensation Table have total outstanding subscriptions under the plan as follows: Daniel K. Frierson – 104,653 shares; Paul K. Frierson – 43,357 shares; Philip H. Barlow – 42,816 shares; Kenneth L. Dempsey – 55,436 shares; Gary A. Harman – 51,204 shares; and Royce R. Renfroe – 103,225 shares.

Mr. Smith is a managing director of Lazard Frères & Co., LLC, an investment banking firm that performs certain investment banking functions for the Company from time to time.

The Company acquired the stock of Fabrica International pursuant to a Stock Purchase Agreement, dated as of July 1, 2000, that provided for the payment of additional, contingent consideration of $50,000,000 on April 1, 2003 if Fabrica’s cumulative gross sales for the period of April 1, 2000 through June 30, 2003 exceeded certain levels. During the second quarter 2002, Fabrica’s sales reached the levels that required payment of the contingent consideration. On March 14, 2003, the Company paid $4,978,400 to Royce Renfroe as his pro rata portion of the contingent consideration. The Stock Purchase Agreement also provides for an additional contingent amount of up to $2,500,000 to be paid to the selling stockholders in April 2005 if Fabrica’s cumulative earnings before interest and taxes for the five-year period beginning January 1, 2000 exceed specified levels.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

The Company has adopted two new Peer Groups, as described below, to replace the self-constructed Peer Group of ten publicly traded companies in the business of producing floorcovering and other textile home furnishing products (American Biltrite Inc.; Armstrong World Industries, Inc.; Burlington Industries, Inc.; Congoleum Corporation; Crown Crafts, Inc.; Culp, Inc.; Interface, Inc.; Mohawk Industries, Inc.; Pillowtex Corporation; and WestPoint Stevens Inc.) that has been used since the Company’s 1999 Proxy Statement. This custom Peer Group originally consisted of fifteen companies, but intervening mergers and going private transactions since 1999 have reduced the number of companies in this group for which market price data continues to be available. Since SEC rules require that the performance of companies in our Peer Group be weighted by market capitalization for purposes of the performance graph presented below, the overall effect of these changes has resulted in one company now accounting for slightly over 90% of the weighted average Peer Group results, while the other nine companies together account for less than 10%.

Accordingly, beginning with this year’s Proxy Statement, we have elected to compare the performance of the Company to two different, broadly-based industry indexes published by Dow Jones, Inc. The first of these is the Dow Jones Furnishings and Appliances Index, which is composed of 51 publicly traded companies classified by Dow Jones in the furnishings and appliances industry. Dow Jones includes the Company, plus two major competitors from our existing Peer Group (Interface, Inc. and Mohawk Industries, Inc.), in the Furnishings and Appliances Index.

We also have elected to present a second Peer Group comparison, to the Dow Jones Building Materials Index. This index is composed of 75 publicly traded companies classified by Dow Jones in the building materials industry, and includes three companies from our existing, self-constructed Peer Group: American Biltrite, Inc.; Armstrong Holdings, Inc.; and Congoleum Corporation. The use of both new indexes together, rather than selecting a single new Peer Group, should allow shareholders to compare the Company’s performance to a set of benchmarks which more fully and fairly reflects the full range of the Company’s current business and product offerings. Additionally, these new Peer Group comparisons, both individually and together, represent a sufficiently broad comparison to eliminate the problem of “overweighting” that exists with the Company’s previous, self-selected Peer Group.

In accordance with SEC rules, set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Company’s Common Stock against the total return of the Standard & Poor’s 600 Stock Index, plus both the existing self-selected Peer Group and the two new Peer Groups that the Company has elected to use for future periods: the Dow Jones Furnishings and Appliances Index and the Dow Jones Building Materials Index, in each case for the five year period ended December 28, 2002. The comparison assumes that $100.00 was invested on January 1, 1998, in each of the Company’s Common Stock, the S&P 600 Index, and each of the three Peer Groups, and assumes the reinvestment of dividends.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of three members, each of whom is an independent, non-employee director. While the Committee has the responsibilities and powers set forth in its Written Charter, it is not the duty of the Committee to plan or conduct audits. This function is conducted by the Company’s management and its independent accountants. The Audit Committee operates under a written Audit Committee Charter adopted and approved by the Board of Directors. The Charter is reviewed at least annually by the Committee, and at the recommendation of the Committee, the Charter was recently amended by the Board of Directors. A copy of the amended Charter is attached as Exhibit A to this proxy statement.

The Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 28, 2002 (“Audited Financial Statements”) with Ernst & Young LLP, the independent auditing firm for the Company. In addition, the Committee has discussed with Ernst & Young LLP the matters required by Statement on Auditing Standards No. 61.

The Committee also has received the written report, disclosure and the letter from Ernst & Young LLP required by Independence Standards Board Statement No. 1, and the Committee has reviewed, evaluated, and discussed the written report with that firm and its independence from the Company. The Committee also has discussed with management of the Company and the auditing firm such other matters and received such assurances from them as the Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Committee has recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 28, 2002, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

J. Don Brock, Chairman Lovic A. Brooks, Jr. Peter L. Smith

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviews and recommends compensation for all executive officers of the Company. The Committee considers recommendations from senior management and reviews public and private compensation surveys, as well as the publicly-reported executive compensation of other carpet and floorcovering companies. The Committee’s final decisions respecting compensation of executive officers are reported to the Board for review and ratification. Individual officers abstain from decisions concerning their own compensation.

The Committee believes that executive compensation should reflect overall Company performance as well as each executive’s performance in specific areas of responsibility. The Committee periodically reviews the Company’s executive compensation to compare it to the executive compensation of comparable companies. Based upon its review, the Committee believes that the Company’s executive officers were paid total annual compensation that generally approximates median compensation levels of comparable companies in 2002.

The Elements of Executive Officer Compensation

Compensation for each of the Company’s executive officers may consist of four elements: base salary; annual bonuses; stock plan awards; and retirement and other fringe benefits. Overall compensation is intended to be competitive and in the median range of compensation for comparable companies. A significant portion of each executive’s compensation consists of stock options, restricted stock awards, or other stock ownership elements designed to align the interests of executive officers with the interests of the Company’s shareholders.

Base Salary

Recommendations with respect to base salary depend on a variety of factors, including qualifications and experience, duties and responsibilities, and the competitive market for executive talent. Increases in base salary were awarded in 2002 to Philip H. Barlow, Kenneth L. Dempsey, Paul K. Frierson, Royce Renfroe, William Derek Davis, Jon A. Faulkner, Gary A. Harmon, D. Eugene Lasater, and Starr T. Klein to reflect such officers’ performance and to maintain their base salaries at competitive levels.

Bonus

The Company’s management incentive plan permits the award of bonuses to executive officers based on the Company’s achieving specified levels of earnings and on individual performance. The Committee establishes goals under the plan at the beginning of each year. Recommendations are made by senior management, and final bonus amounts are approved by the Compensation Committee. Bonuses were awarded to each of the Named Executive Officers under the incentive plan to reflect performance for 2002.

Stock Options, Restricted Stock Awards, and the Stock Ownership Plan

Each executive officer of the Company is entitled to participate in the Company’s Stock Incentive Plan. The Company’s practice has been to grant options under the plan exercisable generally at or above the market price on the date of grant and subject to phase-in vesting schedules. The Committee believes that such stock options create an important incentive to enhance long-term shareholder value.

In addition to stock options, the Company may make restricted stock awards under the Stock Incentive Plan to the Company’s senior executive officers.

The Committee believes that participation in the Company’s stock plans will result in ownership of its Common Stock in amounts that are significant for its executive officers, and will serve to align the interests of such officers with those of the Company’s shareholders.

Retirement Plans and Other Benefits

The Company’s compensation for its executive officers also includes the opportunity to participate in two retirement plans, one qualified and one non-qualified for federal tax purposes, and certain health insurance, life insurance, relocation allowances, and other benefits. Such benefits are designed to be substantially similar to the benefits available to other exempt, salaried associates.

Executive officers may receive a Company contribution to the qualified plan based on a fixed percentage of their compensation and may elect to contribute an additional limited amount of their compensation to the plan and receive a matching Company contribution of one-half of their deferral, up to 3% of their compensation. Participants in the non-qualified plan may make deferrals into that plan (up to 90% of total compensation), may receive contributions from the Company equal to a percentage of their compensation in excess of certain levels, and may receive contributions from the Company equal to a percentage of their compensation, based primarily on the Company’s return on equity.

CEO Compensation

The Chief Executive Officer’s compensation in 2002 included his base salary, and retirement plan and other customary benefits. The factors and criteria upon which such compensation was based are the same as those applied to the Company’s other executive officers. A bonus and stock option award were made to the Chief Executive Officer in 2002.

Compensation Committee:

John W. Murrey, III, Chairman
Robert J. Sudderth, Jr.
Lovic A. Brooks, Jr.

EXECUTIVE COMPENSATION INFORMATION

The following table sets forth the annual and long-term compensation during the last three fiscal years for the Company’s Chief Executive Officer and four other most highly compensated executive officers (the “Named Executive Officers”) for the year ended December 28, 2002, as well as the annual compensation of each such individual for the Company’s two previous fiscal years:

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (a) (b)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#) (c)	All Other Compensation (d)

Daniel K. Frierson	2002	$476,267	$250,000	—	—	236,122	$5,381
Chairman of the Board	2001	464,400	—	—	—	—	4,292
and Chief Executive Officer	2000	464,400	—	—	—	—	13,131

Philip H. Barlow	2002	$205,000	$50,000	—	—	36,529	$4,025
Vice President and	2001	196,667	—	—	—	—	3,263
President, Bretlin, Inc.	2000	190,000	—	—	—	—	6,607

Kenneth L. Dempsey	2002	$205,000	$110,000	—	—	38,438	$4,025
Vice President and	2001	195,000	—	—	—	—	4,894
President, Masland Carpets	2000	185,000	110,000	—	—	—	7,057

Gary A. Harmon	2002	$178,333	$90,000	—	—	30,336	$4,042
Vice President and	2001	170,000	—	—	—	—	3,188
Chief Financial Officer	2000	168,834	1,000	—	—	—	5,618

Royce R. Renfroe	2002	$205,000	$161,250	—	—	10,000	$4,893
Vice President and	2001	200,000	150,000	—	—	—	4,425
President, Fabrica International	2000	100,000	75,000	—	—	30,000	—

   (a)    Reflects the excess of actual earnings of the Company’s qualified and non-qualified defined contribution and salary savings plans over 120% of the average applicable federal rates, determined in accordance with applicable regulations of the Securities and Exchange Commission. The actual rate of earnings of such plans is not established or guaranteed by the Company. Such rate of earnings may vary from year to year.

   (b)    No named officer received perquisites or other personal benefits in an amount exceeding the lesser of $50,000 or 10% of such officer’s salary and bonus for periods presented.

   (c)    Reflects the number of shares of the Company’s Common Stock subject to options granted to the Named Executive Officers for the periods presented.

   (d)    Amounts reported in the “All Other Compensation” column consist of Company contributions on behalf of the Named Executive Officers to defined contribution plans.

The following table sets forth information concerning options granted during fiscal 2002 to the Named Executive Officers:

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value Of Assumed Annual Rates Of Stock Price Appreciation For Option Term (a)

Name	Options Granted (#)	% of Total Options Granted To Employees In Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	5%($)	10%($)

Daniel K. Frierson	71,835	8.30%	7.66	5/2/07	$152,290	$336,188
	144,287	16.68%	6.96	5/2/12	$631,977	$1,600,143
	20,000	2.31%	4.78	8/12/12	$60,200	$152,400

Philip H. Barlow	26,529	3.07%	6.96	5/2/12	$116,197	$294,207
	10,000	1.16%	4.78	8/12/12	$30,100	$76,200

Kenneth L. Dempsey	28,438	3.29%	6.96	5/2/12	$124,558	$315,377
	10,000	1.16%	4.78	8/12/12	$30,100	$76,200

Gary A. Harmon	20,336	2.35%	6.96	5/2/12	$89,072	$225,526
	10,000	1.16%	4.78	8/12/12	$30,100	$76,200

Royce R. Renfroe	10,000	1.16%	4.78	8/12/12	$30,100	$76,200

   (a)    The assumed annual rates of appreciation of five and ten percent on the market price of the company’s Common Stock at the date the options were granted would result in the Company’s Common Stock price per share increasing as follows, during the option term:

	Annual Rate of Stock Appreciation for Option Term

	Five Percent	Ten Percent

Options issued at $7.66 exercise price	$9.78	$12.34
Options issued at $6.96 exercise price	$11.34	$18.05
Options issued at $4.78 exercise price	$7.79	$12.40

   (b)    The Company did not grant any stock appreciation rights (“SAR’s”) during fiscal 2002.

The following table presents summary information concerning options exercised during 2002 and estimates the value of unexercised options held by the Named Executive Officers at fiscal year end:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Unexercised Options at FY-End (#)		Value of Unexercised In-The-Money Options/SARs at Fiscal Year-End ($) (a)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Daniel K. Frierson	—	—	163,654	$77,468	$—	$—

Philip H. Barlow	—	—	31,367	22,162	—	—

Kenneth L. Dempsey	—	—	24,367	24,071	—	—

Gary A. Harmon			25,367	15,969	—	—

Royce R. Renfroe	—	—	7,500	32,500	113	338

   (a)    The value of unexercised in-the-money options was computed using the closing price of the Company’s Common Stock as reported by NASD at December 27, 2002.

PROPOSAL 2

AMEND CHARTER

The Board of Directors proposes and recommends to the shareholders that the Charter of the Company be amended as set forth in attached Annex A to expressly provide that the purpose of the Company is to engage in any business for which corporations may be organized under the Tennessee Business Corporation Act and to delete references to certain discontinued businesses of the Company.

The Board of Directors believes that it is in the best interest of the Company and its shareholders that the Company’s Charter be updated by deleting references to certain businesses in which the Company is no longer engaged and to broaden the Company’s corporate purposes by expressly authorizing the Company to engage in any lawful business for which corporations may be organized under Tennessee law. The Board of Directors believes that it is appropriate for the Company to have maximum flexibility to pursue any business opportunity which may be in its best interest. Accordingly, the Board of Directors recommends that the shareholders vote FOR the approval of the proposed amendment to the Company’s Charter.

SHAREHOLDER PROPOSALS

In the event any shareholder wishes to present a proposal at the 2004 Annual Meeting of Shareholders, such proposal must be received by the Company on or before November 29, 2003, to be considered for inclusion in the Company’s proxy materials. A shareholder who intends to present a proposal at the 2004 Annual Meeting of Shareholders, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide the Company with notice of such intention by at least February 12, 2004, or management of the Company will have discretionary voting authority at the 2004 Annual Meeting of Shareholders with respect to any such proposal without discussion of the matter in the Company’s proxy materials. Proposals of shareholders must comply with the rules and regulations of the Securities and Exchange Commission.

INDEPENDENT AUDITORS

The firm of Ernst & Young LLP served as independent auditors for the Company for fiscal 2002. The Company intends to select independent auditors for its current fiscal year following the receipt of the recommendation of the Audit Committee. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions from shareholders.

AUDIT FEES DISCUSSION

The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 28, 2002, by the Company’s principal accounting firm, Ernst & Young LLP:

Audit Fees	$437,000	(a)

All Other Fees:
Other Audit Related Fees	74,670	(b)(d)
Other Fees	41,000	(c)(d)

	115,670

Financial Information Systems Design and Implementation Fees	0

Total Fees	$552,670

   (a)    Includes fees for the 2002 audit of approximately $400,000, fees of $30,000 for reviews of the Company’s first, second and third quarter 2002 consolidated financial statements, and fees of $7,000 for assistance with other SEC filings.

   (b)    Includes fees of $59,200 for the audits of the Company’s employee benefit plans and $15,470 for consultations on accounting standards and transactions.

   (c)    Includes fees of $41,000 for Tax Consulting Services.

   (d)    The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.

ADDITIONAL INFORMATION

The entire cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company’s directors, officers, and other employees by personal interview, telephone, and telegram. The persons making such solicitations will receive no additional compensation for such services. The Company also requests that brokerage houses and other custodians, nominees, and fiduciaries forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and will pay such brokers and other fiduciaries all of their reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

As of the date of this Proxy Material, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to herein. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in accordance with their best judgment.

The Dixie Group, Inc.

Daniel K. Frierson Chairman of the Board

Dated: March 28, 2003

ANNEX A

The Board of Directors recommends to the Shareholders for their approval the amendment of the Charter of the Company as follows:

By deleting Part 1, Section 3 of the Charter in its entirety and substituting in lieu thereof the following:

3. The purpose of the Corporation is to engage in any lawful business for which Corporations may be organized under the Tennessee Business Corporation Act.

EXHIBIT A

Audit Committee Charter

Statement of Policy

The audit committee shall provide assistance to the Board of Directors in fulfilling its responsibility with respect to the Company’s financial statements and the financial reporting process, the system of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and compliance with legal and regulatory requirements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, the independent auditors, and management of the company. The committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the company and the power to retain outside counsel or other experts for this purpose.

Committee Membership

The audit committee shall consist of at least three independent members of the board of directors. Independent members of the board are non-officer or associate members who meet all of the requirements for “independence” set forth in Section 10A(m) of the Securities Exchange Act of 1934 (as added by the Sarbanes-Oxley Act of 2002 (the “Act”) or as thereafter amended) and in any rules of the Securities and Exchange Commission (“SEC”) promulgated thereunder. Additionally, such members must be free of any relationship with the Company that the board believes may interfere with the exercise of independent judgment. In addition to and not in limitation of the foregoing, the following persons shall not be considered independent:

(a)       A director who is employed by the company or any of its affiliates for the current year or in any of the past three years;

(b)       A director who accepts any consulting, advisory, or other compensatory fee, or any other fee whatsoever, from the company or any of its affiliates during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan or non-discriminatory compensation plan;

(c)        A director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the company or any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person’s home;

(d)       A director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the company made, or from which the company received, payments (other than those arising solely from investments in the company’s securities) that exceed 5% of the company’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

(e)       A director who is employed as an executive of another entity where any of the company’s executives serve on that entity’s compensation committee.

Committee members should have:

(1)       Knowledge of the primary industries in which the company operates;

(2)       The ability to read and understand fundamental financial statements, including the balance sheet, income statement, statements of cash flow and key performance indicators; and

(3)       The ability to understand key business and financial risks and related controls and control processes.

Committee appointments, including that of the chairman shall be approved by the full board. At least one member of the committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. To the extent required by Section 407 of the Act and subject to the ability of the Company to obtain a qualified board member, at least one committee member shall be a “financial expert” within the definition of Section 407 of the Act and the rules and regulations of the SEC promulgated thereunder.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the company’s financial reporting process on behalf of the board and report the results of its activities to the board. Management is responsible for preparing the company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee should strive to foster an overall corporate tone that facilitates quality financial reporting, sound business risk practices and ethical behavior.

Specific Responsibilities

The audit committee shall carry out the following responsibilities.

(1)       It shall have the ultimate authority and responsibility to review and select, evaluate and replace the independent auditors to be employed by the Company and its subsidiaries. It shall be responsible for ensuring the independence of the independent auditors. It shall be responsible for negotiating and establishing the compensation to be paid to the independent auditors and for resolving any disagreements between the Company’s management and the auditors regarding the Company’s financial reporting.

(2)       It shall meet with and review with the independent auditors, internal auditors and management, as appropriate, all of the following matters:

(a)       The overall scope and plans for the audit including the staffing and cost thereof. The committee shall obtain a written statement describing all relationships between the independent auditors and the Company as required by generally accepted auditing standards, which statement shall disclose any relationships or services performed that may impact the objectivity and independence of the auditor.

(b)      The adequacy and effectiveness of the accounting and financial controls of the Company, including the Company’s critical accounting policies and any related material estimates used in the preparation of the financial statements, as well as its systems for financial reporting and for monitoring and managing business risks, and legal and ethical compliance programs.

(c)       Any recommendations for improvement of such policies, controls or procedures, or other areas where new or more detailed policies, controls or procedures are desirable.

(d)      A report on adherence to the Company’s Code of Business Conduct, and any recommendations for amendments to the Code of Business Conduct.

(e)       The annual financial statements included in the Company’s Annual Report on Form 10-K and report of the independent auditors thereon, any significant changes or audit adjustments required by the independent auditors, any disputes or disagreements with management that occurred during the course of the audit, any restrictions on or changes in the scope of the audit or access to information requested in connection therewith, any difficulties encountered in performing the audit, and any other matters related to the audit brought to the attention of the Committee.

(f)       The quarterly financial statements included in the Company’s Quarterly Report on Form 10-Q and review thereof by the independent auditors.

(g)      The consistency of the Company’s accounting policies and their application, the reasonableness of significant estimates, judgments and uncertainties reflected in the financial statements, the overall clarity, completeness and quality thereof, changes to significant accounting policies and methods, the selection of new accounting policies and any unusual items in the financial statements.

(h)      Any evaluations or comments with respect to the Company’s financial, accounting, and auditing personnel, and the degree of cooperation that the independent auditors received during the course of the audit.

(3)       It shall review and reassess the adequacy of this Charter annually.

(4)       It shall provide a report in the Company’s annual proxy statement stating that it has reviewed and discussed the audited financial statements with management, discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, received from and discussed with the independent auditors disclosures regarding the independence of the auditors required by Independent Standards Board Standard No. 1, and whether it recommended to the board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

(5)       It shall review and approve all non-audit services permitted to be performed by the independent auditors, and, if approved, provide appropriate disclosures of such non-audit services.

(6)       It shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding any public disclosure, accounting, internal controls or auditing matters and (b) the confidential, anonymous submission by Company employees of concerns regarding any of such matters.

(7)       If necessary it shall retain independent professional advice or independent counsel on any matter within the scope of its duties, with the fees and expenses of any such independent counsel or advisors to be paid by the Company.

PROXY

THE DIXIE GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

May 1, 2003

The undersigned hereby appoints Daniel K. Frierson, John W. Murrey, III, and J. Don Brock, and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 365 South Industrial Boulevard, Calhoun, Georgia 30701, at 10:00 A.M., Eastern Daylight Time, on May 1, 2003, and any adjournment or adjournments thereof, as follows:

(See reverse side)

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID SELF-ADDRESSED ENVELOPE. THANK YOU.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS. THE BOARD IS NOT AWARE OF ANY OTHER MATTER TO BE BROUGHT BEFORE THE ANNUAL MEETING FOR A VOTE OF SHAREHOLDERS. IF, HOWEVER, OTHER MATTERS ARE PROPERLY PRESENTED, THE PROXIES WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.

1. Election of Directors:	☐	FOR all nominees (Except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

J. Don Brock; Lovic A. Brooks, Jr.; Daniel K. Frierson; Paul K. Frierson;
John W. Murrey, III; Peter L. Smith.

(Instruction: To withhold authority to vote for any individual, write that nominee’s name in the space provided below.)

2.         To amend the Company’s Charter to broaden the business purposes of the Company to the maximum extent permitted by law and to delete references to certain discontinued businesses; and

☐  FOR Approval of such Amendment      ☐  AGAINST such Approval

3.         Acting upon any other business which may be properly brought before said meeting or any adjournment or adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Materials and Annual Report to Shareholders furnished therewith.

SIGNATURE(S): __________________ DATE: ___________

NOTE: Signature should agree with name on stock certificate as printed thereon. When signing in a representative capacity, please give your full title.